                                                                   EXHIBIT 23(h)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the November 10, 1999 Registration Statement on Form S-4 of our report, dated January 14, 1998, except for Note 14 as to which the date is February 5, 1998, relating to the consolidated financial statements of Button Gwinnett Financial Corporation and subsidiary for the two years ended December 31, 1997, contained in the annual report on Form 10-K for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                      /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
November 9, 1999